DALE MATHESON
CARR-HILTON LABONTE
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CHARTRED ACCOUNTANTS
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May 19, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:


We have read Agronix, Inc.'s statements included under Item 4 of its Form 8-K for May 19, 2006, and we agree with such statements concerning our Firm.


Very truly yours,



/s/ Dale Matheson Carr-Hilton LaBonte. Chartered Accountants

Dale Matheson Carr-Hilton LaBonte.
Chartered Accountants



Suite 15DD- 1140 West Pender Street, Vancouver B.C. Canada V6E 4G1 Tel. 604 687-4747 Fax 604 687-2278








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